UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 15, 2013, Quality Systems, Inc. (“QSI”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). QSI shareholders were asked to consider and vote upon the following three proposals:

1.	To elect nine persons to serve as directors of QSI;

2.	To conduct an advisory vote to approve the compensation of our named executive officers; and

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014.

The results of the shareholder votes are set forth below.

QSI’s shareholders elected the following nominees to serve as directors of QSI for one year terms expiring at QSI’s 2014 Annual Meeting of Shareholders: Craig A. Barbarosh, George H. Bristol, James C. Malone, Peter M. Neupert, Morris Panner, D. Russell Pflueger, Steven T. Plochocki, Sheldon Razin and Lance E. Rosenzweig. The tabulation of voting results for the election of directors is indicated below:

Proposal No. 1	For	Withheld
Election of Directors
Craig A. Barbarosh	43,299,999	1,230,749
George H. Bristol	43,300,713	1,230,035
James C. Malone	44,063,589	467,159
Peter M. Neupert	44,063,574	467,174
Morris Panner	44,062,315	468,433
D. Russell Pflueger	43,290,627	1,240,121
Steven T. Plochocki	44,059,551	471,197
Sheldon Razin	43,939,190	591,558
Lance E. Rosenzweig	44,043,651	487,097

There were 10,830,245 broker non-votes for Proposal No. 1

QSI’s shareholders approved a resolution approving on a non-binding, advisory basis, the compensation of QSI’s named executive officers as disclosed in the proxy statement for the Annual Meeting by the votes indicated below:

Proposal No. 2	For	Against	Abstain	Broker Non-Votes
Advisory vote approving the compensation of our named executive officers	43,951,364	294,930	284,454	10,830,245

QSI’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as QSI’s independent auditors for the fiscal year ending March 31, 2014 by the votes indicated below:

Proposal No. 3	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as QSI’s independent public accountants for the fiscal year ending March 31, 2014	55,091,147	165,450	104,396	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY SYSTEMS, INC.

Date: August19, 2013	By:	/s/ Jocelyn A. Leavitt Jocelyn A. Leavitt Executive Vice President, General Counsel and Secretary